EXHIBIT 21

LIST OF SUBSIDIARIES

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED

1. Gulf Fleet Abu Dhabi	Abu Dhabi	49%
2. Tidewater Marine Alaska, Inc.	Alaska	100%
3. Pacific Tidewater Pty. Ltd.	Australia	100%
4. Tidewater Marine Australia Pty Ltd.	Australia	100%
5. Tidewater Marine West Indies Limited	Bahama Islands	100%
6. Tidewater Investment SRL	Barbados	100%
7. Pental Insurance Co. Ltd.	Bermuda	100%
8. Mare Alta do Brasil Navegacao Ltda.	Brazil	100%
9. Navegadores Servicos de Apoio Maritimo Ltda.	Brazil	100%
10. OSA do Brasil Representações Ltda.	Brazil	100%
11. Pan Marine do Brasil Ltda.	Brazil	100%
12. Mashhor Marine Sdn. Bhd.	Brunei	70%
13. Aqua Fleet Limited	Cayman Islands	100%
14. Arabia Shipping Limited	Cayman Islands	100%
15. Blue Fleet Limited	Cayman Islands	100%
16. Crimson Fleet Limited	Cayman Islands	100%
17. Gold Fleet Limited	Cayman Islands	100%
18. Green Fleet Limited	Cayman Islands	100%
19. Grey Fleet Limited	Cayman Islands	100%
20. Gulf Fleet Middle East Limited	Cayman Islands	100%
21. Indigo Fleet Limited	Cayman Islands	100%
22. International Maritime Services, Inc.	Cayman Islands	100%
23. Jackson Marine Limited	Cayman Islands	100%
24. LNG Marine Towing Cayman Limited	Cayman Islands	57.5%
25. Maroon Fleet Limited	Cayman Islands	100%
26. Middle East Ships Limited	Cayman Islands	100%
27. Orange Fleet Limited	Cayman Islands	100%
28. Pan Marine International, Inc.	Cayman Islands	100%
29. Platinum Fleet Limited	Cayman Islands	100%
30. Purple Fleet Limited	Cayman Islands	100%
31. Silver Fleet Limited	Cayman Islands	100%
32. Sonatide Marine Services, Ltd.	Cayman Islands	49%
33. Sonatide Marine, Ltd.	Cayman Islands	49%
34. Tidewater Assets Limited	Cayman Islands	100%
35. Tidewater Boats Limited	Cayman Islands	100%
36. Tidewater Crewing Limited	Cayman Islands	100%
37. Tidewater Hulls Limited	Cayman Islands	100%
38. Tidewater Marine International, Inc.	Cayman Islands	100%
39. Tidewater Marine U.K. Limited	Cayman Islands	100%
40. Tidewater Maritime Limited	Cayman Islands	100%
41. Tidewater Properties Limited	Cayman Islands	100%
42. Tidewater Ships Limited	Cayman Islands	100%
43. Tidewater Subsea Crewing Limited	Cayman Islands	100%
44. Tidewater Subsea International Limited	Cayman Islands	100%
45. Tidewater Vessels Limited	Cayman Islands	100%
46. Vermilion Fleet Limited	Cayman Islands	100%
47. Violet Fleet Limited	Cayman Islands	100%
48. VTG Ships Limited	Cayman Islands	100%
49. Yellow Fleet Limited	Cayman Islands	100%
50. Zapata Gulf Marine International Limited	Cayman Islands	100%
51. Compania Marítima de Magallanes Limitada	Chile	100%
52. Tidewater Marine Technical Services (Shenzhen) Co., Ltd.	China	100%
53. LNG Marine Towing N.V.	Curacao	57.5%
54. DTDW Holdings Limited	Cyprus	100%
55. Tidewater Cyprus Limited	Cyprus	100%

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED
56. Vesselogistics Limited	Cyprus	100%
57. Cajun Acquisitions, LLC	Delaware	100%
58. Tidewater Corporate Services, L.L.C.	Delaware	100%
59. Tidewater Mexico Holding, L.L.C	Delaware	100%
60. Tidewater Venture, Inc.	Delaware	100%
61. Al Wasl Marine LLC	Dubai	49%
62. Tidewater Marine North Sea Limited	England	100%
63. Tidewater Support Services Limited	England	100%
64. Tidewater (India) Private Limited	India	100%
65. PT Tidewater Operators Indonesia	Indonesia	95%
66. Tidewater Marine Kazakhstan, L.L.P.	Kazakhstan	100%
67. Offshore Marine Inc.	Labuan	49%
68. Offshore Labuan Leasing Inc.	Labuan	100%
69. VTG Supply Boat Liberia Inc.	Liberia	100%
70. Gulf Fleet Supply Vessels, L.L.C.	Louisiana	100%
71. Java Boat Corporation	Louisiana	100%
72. Point Marine, L.L.C.	Louisiana	100%
73. Quality Shipyards, L.L.C.	Louisiana	100%
74. S.O.P., Inc.	Louisiana	100%
75. Tide States, L.L.C.	Louisiana	80%
76. Tide States Vessels, L.L.C.	Louisiana	80%
77. Tidewater Marine Sakhalin, L.L.C.	Louisiana	100%
78. Tidewater Marine, L.L.C.	Louisiana	100%
79. Tidewater Subsea, L.L.C.	Louisiana	100%
80. Tidewater Subsea ROV, L.L.C.	Louisiana	100%
81. Twenty Grand (Brazil), L.L.C.	Louisiana	100%
82. Twenty Grand Marine Service, L.L.C.	Louisiana	100%
83. Zapata Gulf Marine L.L.C.	Louisiana	100%
84. Tidewater Marine Service (M) Sdn. Bhd.	Malaysia	100%
85. Tidewater Offshore Sdn Bhd	Malaysia	49%
86. Arrendadora de Naves del Golfo, S.A. de C.V., SOFOM, ENR	Mexico	100%
87. Logistica Mexicana del Caribe, S. de R.L. de C.V.	Mexico	100%
88. Naviera Tidex, S. de R.L. de C.V.	Mexico	49%
89. Servicios Costa Afuera de Mexico, S. de R.L. de C.V.	Mexico	100%
90. Tidewater de Mexico, S. de R.L. de C.V.	Mexico	99%
91. DTDW Marine Services B.V.	Netherlands	40%
92. Java Boat Corporation B.V.	Netherlands	100%
93. JB Holding Company B.V.	Netherlands	100%
94. LNG Marine Towing International Cooperatief U.A.	Netherlands	57.5%
95. Tidewater Dutch Holdings Cooperatief U.A.	Netherlands	100%
96. Tidewater Investment Cooperatief U.A.	Netherlands	100%
97. Gulf Fleet N.V.	Netherlands Antilles	100%
98. Hilliard Oil & Gas, Inc.	Nevada	100%
99. O.I.L. (Nigeria) Limited	Nigeria	82.1%
100. Tideflo Marine Services Limited	Nigeria	40%
101. Tidex Nigeria Limited	Nigeria	60%
102. Zapata Marine Service (Nigeria) Limited	Nigeria	100%
103. Troms Offshore Fleet 1 AS	Norway	100%
104. Troms Offshore Fleet 2 AS	Norway	100%
105. Troms Offshore Fleet 3 AS	Norway	100%
106. Troms Offshore Fleet Holding AS	Norway	100%
107. Troms Offshore Management AS	Norway	100%
108. Troms Offshore Marine AS	Norway	100%
109. Troms Offshore Services AS	Norway	100%
110. Troms Offshore Supply AS	Norway	100%

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED
111. Global Panama Marine Service, Inc.	Panama	100%
112. Niugini Offshore Services Joint Venture	Papua New Guinea	40%
113. Sakhalin Holding, L.L.C.	Russia	100%
114. Sakhalin Offshore Marine, L.L.C.	Russia	100%
115. Tidewater Al Rushaid Co. Ltd.	Saudi Arabia	50%
116. SEA Maritime Services Pte. Ltd.	Singapore	100%
117. Southern Ocean Services Pte. Ltd.	Singapore	100%
118. Tidewater Global Chartering Services Pte. Ltd.	Singapore	100%
119. Tidewater Marine Charter Services Pte. Ltd.	Singapore	100%
120. Tidewater Marine International Pte. Ltd.	Singapore	100%
121. Tidewater Marine Western, Inc.	Texas	100%
122. Divetide Limited	Thailand	49%
123. Antilles Marine Service Limited	Trinidad & Tobago	50%
124. Tidewater Marine Indonesia Limited	Vanuatu	80%
125. Tidewater Marine Vanuatu Limited	Vanuatu	100%
126. Equipo Mara, C.A.	Venezuela	19.9%
127. Tidewater Caribe, C.A.	Venezuela	100%

NOTE: The Company has elected to exclude certain subsidiaries that do not constitute a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.